UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
September 1, 2014

W.W. Grainger, Inc.
(Exact name of Registrant as Specified in its Charter)

Illinois	1-5684	36-1150280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Grainger Parkway, Lake Forest, Illinois  60045
(Address of Principal Executive Offices and Zip Code)

(847) 535-1000
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
As further described below, two senior finance executives of W.W. Grainger, Inc. (the "Company"), William Lomax and Gregory S. Irving, have exchanged positions effective as of September 1, 2014. Accordingly, this Current Report on Form 8-K reports the departure of Mr. Irving on that date from his position as the Company's Vice President and Controller, in which capacity he had served as the Company's principal accounting officer and Mr. Lomax’s appointment to those positions.

(c)
Effective as of September 1, 2014, the Company’s Board of Directors has elected Gregory S. Irving, 55, as the Company's Vice President Global Supply Chain and International. Mr. Irving was previously the Company's Vice President and Controller (as noted above), a position which he assumed in 2008. Previously, Mr. Irving served as Vice President, Finance, for Acklands - Grainger Inc. since 2004. After joining Grainger in 1999 he served in various management positions including Vice President, Financial Services and Director, Internal Audit.

Effective as of September 1, 2014, the Company’s Board of Directors has elected William Lomax, 50, as the Company's Vice President and Controller, in which capacity he will serve as the Company's principal accounting officer. Mr. Lomax was previously the Company's Vice President Global Supply Chain and International, a position assumed in 2013; Vice President, Grainger International and Chief Risk Officer, positions assumed in 2010 and 2013, respectively; and Vice President Finance and Chief Financial Officer of Acklands ‑ Grainger Inc., a position assumed in 2008. After joining Acklands ‑ Grainger Inc. in 2002 as Director, Financial Planning and Analysis, Mr. Lomax has served in increasingly responsible roles including Finance SAP Team Leader, Acklands ‑ Grainger Inc.; and Director, Corporate Financial Planning and Analysis, W.W. Grainger, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 2, 2014

W.W. GRAINGER, INC.

By:	/s/ John L. Howard
John L. Howard Senior Vice President and General Counsel